Exhibit 10.24(a)

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the 24th day of October, 1997, by and between Casey's General Stores, Inc., an Iowa corporation (the "Company"), and John G. Harmon ("Harmon").

         WHEREAS, the Board of Directors of the Company (the "Board of Directors") recognizes that the dedication of Harmon as an officer and director to the affairs and welfare of the Company has resulted in a long and successful association; and

         WHEREAS, the Board of Directors further recognizes that the Company has grown and prospered as a result of its association with Harmon, and has determined that it is in the best interest of the Company and its shareholders to preserve this association so as to enable the Company to further benefit from Harmon's superior knowledge and expertise in all of its present and future business endeavors; and

         WHEREAS, the Company and Harmon are parties to an Employment Agreement dated as of July 19, 1994, as amended by a First Amendment to Employment Agreement dated as of January 9, 1997 (together, the "Original Agreement"), providing for the employment of Harmon to serve as the Corporate Secretary of the Company under the terms and conditions set forth therein; and

         WHEREAS, the Board of Directors has further determined that it is appropriate and in the best interests of the Company and its shareholders to enter into written contractual arrangements with respect to Harmon's employment by the Company, with the concurrence of Harmon, and to amend and restate the Original Agreement to reflect the same; and

         WHEREAS, the Board of Directors has further determined that it is in the best interest of the Company and its shareholders to assure that the Company will have the continued dedication of Harmon, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company, and to further encourage Harmon's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide Harmon with compensation arrangements upon a Change of Control which provide him with compensation for expected losses that he would suffer in the event of a Change of Control and which are competitive with those of other corporations, and, in order to accomplish these objectives,


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has determined to cause the Company to enter into this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

     1. CERTAIN DEFINITIONS. For purposes of this Agreement, and in addition to the other definitions set forth herein, the following terms shall have the following meanings:

         a)       "Change of Control" shall mean:

                  (i) the acquisition (other than from the Company) by any Person (as hereinafter defined), entity or "group" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act"), (excluding for this purpose, the Company or any employee benefit plan of the Company, which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of either the then outstanding shares of Common Stock, no par value, of the Company or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the "Common Stock"), unless such beneficial ownership was acquired as a result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person, entity or "group" to twenty percent (20%) or more of the Common Stock of the Company then outstanding; provided, however, that if a Person, entity or "group" shall become the beneficial owner of twenty percent (20%) or more of the Common Stock of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the beneficial owner of any additional shares of Common Stock of the Company, then such Person, entity or "group" shall be deemed to have met the conditions hereof; or

                  (ii) individuals who, as of the date hereof, constitute the Board of Directors (as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement considered as though such person were a member of the Incumbent Board; or


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                  (iii)  approval  by  the  shareholders  of  the  Company  of a reorganization, merger, consolidation (in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities) or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

         (b) "Annual Increase" shall take effect on each January 1 for which the benefit at issue is payable and shall mean fifty percent (50%) of the annual increase in the National Consumer Price Index for the City of Des Moines, Iowa, as published by the United States Bureau of Labor Statistics.

         (c) "Annual Bonus" shall mean any bonus payable at the discretion of the Board of Directors of the Company, on such terms and in such amounts as it shall determine.

         (d) "Employment Period" shall mean the term of Harmon's employment under this Agreement, as set forth in Section 2 hereof.

         (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (f) "Accrued Obligations" shall mean (i) Harmon's Salary through the Date of Termination at the rate in effect on the Date of Termination, (ii) the product of the Annual Bonus paid to Harmon for the last full fiscal year and a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and
(iii) any compensation previously deferred (together with any accrued interest thereon) and not yet paid by the Company and any accrued vacation pay not yet paid by the Company.

         (g) "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) and all "affiliates" and "associates" of such entity (as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act).

         2. EMPLOYMENT AND TERM. The Company agrees to employ Harmon, and Harmon agrees to serve the Company, as Corporate Secretary of the Company until August 1, 2001, unless his employment is otherwise terminated as provided herein; provided, however, that in the event of a Change of Control during the foregoing Employment Period, this Agreement shall continue in full force and effect for an additional period of three (3) years following the expiration of the Employment Period


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(until August 1, 2004).

         3. DUTIES OF HARMON. During the period of his employment in the capacity of Secretary, Harmon agrees to devote his professional skill and energy to the faithful and full satisfaction of his duties as Corporate Secretary. It is agreed and understood that Harmon will perform all duties assigned to him, which shall be substantially the same as those performed by Harmon as Secretary of the Company prior to the date of this Agreement (including status, offices, titles and reporting requirements), to the full satisfaction of the Board of Directors. The Company agrees that Harmon shall have such authority and discretion as is necessary to fully and faithfully perform his duties in a proper and efficient manner, subject to review by the Board of Directors.

         During the period of his employment, it shall not be a violation of this Agreement for Harmon to (i) serve on corporate, civil or charitable boards or committees, (ii) deliver lectures or fulfill speaking engagements and (iii) manage personal investments, so long as such activities do not significantly interfere with the performance of Harmon's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by Harmon prior to the date hereof, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the date hereof shall not thereafter be deemed to interfere with the performance of Harmon's responsibilities to the Company.

         4. COMPENSATION. The Company shall pay to Harmon an annual salary of One Hundred Thirty-Five Thousand Dollars ($135,000), payable in equal monthly installments, or such other amount as shall be mutually agreed upon by the Company and Harmon (the "Salary"). In addition, Harmon and/or Harmon's family shall be entitled to receive all benefits presently provided or those which may hereafter be provided generally by the Company to its employees, officers or directors, including health insurance and life insurance. With respect to such health insurance benefits, the Company agrees that at all times the health insurance coverages available to Harmon and his spouse under such plans shall include provisions providing for lifetime benefits payable on behalf of Harmon and his spouse of not less than One Million Dollars ($1,000,000) each, or such other amount as the Company and Harmon may specifically agree upon in writing, subject, however, to any limitations, restrictions or conditions that shall from time to time be necessary to satisfy the requirements of applicable federal or state laws and regulations.

     5. TERMINATION OF EMPLOYMENT. (a) Death or Disability. Harmon's employment under this Agreement shall terminate automatically upon Harmon's death. If the Company determines in good faith that the Disability of Harmon has occurred (pursuant to the definition of "Disability" set forth below), it may give to Harmon written

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notice of its  intention to terminate  Harmon's  employment  as Secretary of the
Company. In such event, Harmon's employment with the Company shall terminate effective on the thirtieth (30th) day after receipt of such notice by Harmon (the "Disability Effective Date"), provided that, within the thirty (30) days after such receipt, Harmon shall not have returned to full-time performance of his duties. For purposes of this Agreement, "Disability means disability or
incapacity  of  Harmon  which,   at  least   twenty-six  (26)  weeks  after  its
commencement, is determined by the Board of Directors upon competent medical advice to be such as to prevent Harmon from performing substantially all of the duties as Secretary of the Company.

         Notwithstanding any Disability on the part of Harmon, the Company shall continue at all times to offer and provide health insurance coverages to Harmon and his spouse, in accordance with the plans, programs, practices and policies provided by the Company during the 90-day period immediately preceding the Disability Effective Date or, if more favorable to Harmon, as in effect at any time thereafter with respect to other key employees and their families, until the death of Harmon and his spouse, except to the extent such coverage is or otherwise becomes available to Harmon and his spouse under the Medicare program of benefits.

         (b) Cause. The Company may terminate Harmon's employment for "Cause." For purposes of this Agreement, "Cause" means (i) an act or acts of personal dishonesty taken by Harmon and intended to result in substantial personal enrichment of Harmon at the expense of the Company, (ii) repeated violations by Harmon of Harmon's obligations under Section 3 of this Agreement which are demonstratively willful and deliberate on Harmon's part and which are not remedied in a reasonable period of time after receipt of written notice from the Company or (iii) the conviction of Harmon of a felony when such conviction is no longer subject to direct appeal.

     (c) Good Reason. Harmon's employment may be terminated by Harmon for Good Reason. For purposes of this Agreement, "Good Reason" means:

                  (i) the assignment to Harmon of any duties inconsistent in any respect with Harmon's position (including status, office, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3 of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Harmon;

                  (ii) Any failure by the Company to comply with the provisions of Section 4 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt


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of notice thereof given by Harmon;

                  (iii) the Company's requiring Harmon to be based at any office or location other than the Company's Corporate Headquarters facility in Ankeny, Iowa, except for travel reasonably required in the performance of Harmon's responsibilities;

                 (iv) any purported termination by the Company of Harmon's employment otherwise than for death, Disability or Cause as expressly permitted by this Agreement; or

                  (v)      any failure by the Company to comply with and satisfy
Section 13(c) of this Agreement.

         For purposes of this Section 5(c), any good faith determination of "Good Reason" made by Harmon shall be conclusive.

         (d) Notice of Termination. Any termination by the Company for Cause or by Harmon for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 14(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Harmon's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen (15) days after the giving of such notice). The failure by Harmon to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of Harmon hereunder or preclude Harmon from asserting such fact or circumstance in enforcing his rights hereunder.

         (e) Date of Termination. "Date of Termination" means the date of receipt of the Notice of Termination or any later date specified therein, as the case may be; provided, however, that (i) if Harmon's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies Harmon of such termination and (ii) if Harmon's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of Harmon or the Disability Effective Date, as the case may be.

     6. OBLIGATIONS OF THE COMPANY UPON TERMINATION OF EMPLOYMENT. (a) Death of Harmon. In the event of the death of Harmon during the term hereof, the Company shall pay to Harmon's spouse, commencing on the first day of the month following his death and continuing for a period of twelve (12) months thereafter, benefits equal to the monthly installments of Salary which was then being paid

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to Harmon  pursuant to Section 4 herein.  Immediately  following  such  one-year period, the Company shall commence the payment of monthly benefits to Harmon's spouse equal in amount to one-fourth (1/4) of the monthly installments of Salary which was being paid to Harmon at the time of his death under Section 4 herein, which monthly benefits shall be paid for a period of twenty (20) years or until the death of Harmon's spouse, whichever occurs first. In addition, the Company shall continue at all times to offer and provide health insurance coverage to Harmon's spouse, in accordance with the plans, programs, practices and policies provided by the Company under the terms of this Agreement at the time of Harmon's death, until the death of Harmon's spouse, except to the extent such coverage is or otherwise becomes available to Harmon's spouse under the Medicare program of benefits.

         (b) Cause; Other than for Good Reason. If Harmon's employment shall be terminated for Cause, Harmon's employment under this Agreement shall terminate without further obligations to Harmon (other than the obligation to pay to Harmon his Salary through the Date of Termination plus the amount of any compensation previously deferred by Harmon, together with accrued interest thereon). If Harmon terminates employment other than for Good Reason, this Agreement shall terminate without further obligations to Harmon, other than those obligations accrued or earned and vested (if applicable) by Harmon through the Date of Termination, including for this purpose, all Accrued Obligations. All such Accrued Obligations shall be paid to Harmon in a lump sum in cash within thirty (30) days of the Date of Termination.

         (c) Good Reason; Other than for Cause or Disability. If the Company shall terminate Harmon's employment other than for Cause, Disability, or death or if Harmon shall terminate his employment for Good Reason at any time during the Employment Period, except during a three-year period following any Change of Control (in which case the provisions of Section 6(d) shall apply), then in such event:

                  (i) the Company shall pay to Harmon in a lump sum in cash within thirty (30) days after the Date of Termination the aggregate of the following amounts:

                           A.       to the extent not theretofore paid, Harmon's
Salary through the Date of Termination; and

                           B.       the product of (x) the highest Annual Bonus
paid to Harmon during the three (3) fiscal years preceding the fiscal year in which the Date of Termination occurs (the "Recent Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of Termination and the denominator of which is 365; and

                           C.       the product of (x) two (2.0) and (y) the
sum of (i) the Salary


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                  and (ii) the Recent Bonus; and

                           D.       in the case of compensation previously
deferred by Harmon, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by the Company, and any accrued vacation pay not yet paid by the Company; and

                  (ii) for a two-year period following the Date of Termination, the Company shall continue benefits to Harmon and/or Harmon's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies provided under this Agreement if Harmon's employment had not been terminated, including health insurance and life insurance, in accordance with the most favorable plans, practices, programs or policies provided by the Company and its subsidiaries during the 90-day period immediately preceding the Date of Termination or, if more favorable to Harmon, as in effect at any time thereafter with respect to other key employees and their families. Notwithstanding the foregoing, however, the Company shall continue at all times to offer and provide the above-described health insurance coverages to Harmon and his spouse until their respective dates of death, except to the extent such coverage is or otherwise becomes available to Harmon and his spouse under the Medicare program of benefits.

         (d) Good Reason; Other than for Cause or Disability, following a Change of Control. If, during a three year period following any Change of Control, the Company shall terminate Harmon's employment other than for Cause, Disability, or death or if Harmon shall terminate his employment for Good Reason:

                  (i) the Company shall pay to Harmon in a lump sum in cash on the thirtieth (30th) day following after the Date of Termination the aggregate of the following amounts:

                           A.       to the extent not theretofore paid, Harmon's
Salary through the Date of Termination; and

                           B.       the product of (x) the Recent Bonus and (y)
a fraction, the numerator of which is the number of days in the current fiscal year through the date of Termination and the denominator of which is 365; and

                           C.       the product of (x) three (3.0) and (y) the
sum of (i) the Salary and (ii) the Recent Bonus; and

                           D.       in the case of compensation previously
deferred by Harmon, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by the Company, and any accrued vacation pay not yet paid by the Company; and


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                  (ii)  for  a   three-year   period   following   the  Date  of
Termination, the Company shall continue benefits to Harmon and/or Harmon's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies provided under this Agreement if Harmon's employment had not been terminated, including health insurance and life insurance, in accordance with the most favorable plans, practices, programs or policies provided by the Company and its subsidiaries during the 90-day period immediately preceding the Date of Termination or, if more favorable to Harmon, as in effect at any time thereafter with respect to other key employees and their families. Notwithstanding the foregoing, however, the Company shall continue at all times to offer and provide the above-described health insurance coverages to Harmon and his spouse until their respective dates of death, except to the extent such coverage is or otherwise becomes available to Harmon and his spouse under the Medicare program of benefits.

         (e)  Alternative  Excise Tax Cap.  Notwithstanding  the  provisions  of
Section 6(d) hereof, if any payments or benefits received or to be received by Harmon (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a Change of Control or any person affiliated with the Company or such person) constitute "parachute payments" within the meaning of Section 280G(b)(2)(A) of the Code and the value thereof exceeds 2.99 times Harmon's "base amount," as defined in Section 280G(b)(3) of the Code, then, in lieu thereof, the Company shall pay to Harmon, as soon as practicable following the Date of Termination but in no event later than thirty (30) days thereafter, a lump sum cash payment equal to 2.99 times his "base amount" (the "Alternative Severance Payment"), reduced as provided below. The value of the payments to be made under Section 6(e) and Harmon's base amount shall be determined in accordance with temporary or final regulations, if any, promulgated under Section 280G of the Code and based upon the advice of the tax counsel referred to below.

         The Alternative Severance Payment shall be reduced by the amount of any other payment or the value of any benefit received or to be received by Harmon in connection with a Change of Control of the Company or his termination of employment unless (i) Harmon shall have effectively waived his receipt or enjoyment of such payment or benefit prior to the date of payment of the Alternative Severance Payment, (ii) in the opinion of tax counsel selected by the Company's independent auditors, such other payment or benefit does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, or (iii) in the opinion of such tax counsel, the Alternative Severance Payment plus all other payments or benefits which constitute "parachute payments" within the meaning of Section 280G(b)(2) of the Code are reasonable compensation for services actually rendered within the meaning of Section
280G(b)(4) of the Code or are otherwise not subject to disallowance as a deduction by reason of Section 280G of the Code. The value of any non-cash benefit or any deferred payment or benefit


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shall be determined in accordance with the principles of Section 280G(d)(3) and
(4) of the Code.

         (f) Section 162(m) Limitation. In the event that the payments due to Harmon under this Section 6 exceed the "reasonable compensation" limitations of
Section 162(m) of the Code, that portion thereof that would not be deductible by the Company in the taxable year in which the payment is due shall be deferred by the Company and paid to Harmon on the date that is sixteen (16) months following the Date of Termination, together with interest thereon at the rate provided in
Section 7872(f)(2) of the Code.

         7. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit Harmon's continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices, provided by the Company and for which Harmon may qualify, including but not limited to the Non-Qualified Supplemental Executive Retirement Plan of the Company (the "SERP") (or any successor plan), nor shall anything herein limit or otherwise affect such rights as Harmon may have under the SERP or any stock option or other agreements with the Company. Amounts which are vested benefits or which Harmon is otherwise entitled to receive under any plan, policy, practice or program of the Company at or subsequent to the Date of Termination, including but not limited to the SERP, shall be payable in accordance with the SERP or such plan, policy, practice or program.

         8. FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Harmon or others. In no event shall Harmon be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Harmon under any of the provisions of this Agreement, but such payments shall be reduced to the extent of Harmon's other earned income (if any) during any remaining portion of the Employment Period. Following any Change of Control, the Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which Harmon may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company or others (including Harmon) of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof, plus in each case interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

         9. RETIREMENT OF HARMON. Provided that this Agreement or an extension thereof remains in effect, it is understood that Harmon shall retire on the last day of the calendar year during which he reaches sixty-five (65) years of age. In such event, the Board of Directors of the Company, at its sole option, may offer to extend Harmon's employment on a year-to-year basis after the calendar year in which Harmon reaches age sixty-five (65). At the conclusion of each year it will be presumed that Harmon will retire unless the Board of Directors determines to offer to extend Harmon's employment for an additional year.

         Following the retirement of Harmon, the Company shall continue at all times to offer and provide health insurance coverages to Harmon and his spouse, in accordance with the most favorable plans, programs, practices and policies provided by the Company during the 90-day period immediately preceding the effective date of Harmon's retirement or, if more favorable to Harmon, as in effect and any time thereafter with respect to other key employees and their families, until the death of Harmon and his spouse, except to the extent such coverage is or otherwise becomes available to Harmon and his spouse under the Medicare program of benefits, and provided further that Harmon and his spouse shall pay the same contribution as that required of other Company employees receiving such benefits until they reach sixty-five (65) years of age.

         10. AVAILABILITY OF HARMON AFTER RETIREMENT. Following his retirement, Harmon shall at reasonable times and insofar as his physical condition may permit, hold himself available at the written request of the Board of Director's of the Company to consult with and advise the officers, directors, and other representatives of the Company. Such requests for Harmon's service shall, however, be structured so that reasonable allowances are made for Harmon's needs for vacation time and for other considerations of his physical well-being. All such services shall be provided by Harmon at his place of residence unless otherwise agreed to by Harmon. Harmon shall not be required to devote any prescribed hours to consulting with and giving advice to the officers, directors, and other representatives of the Company in order to be eligible to receive any benefits that may be available to him under the SERP or any other plan or program of the Company.

         If Harmon's physical condition shall prevent him from consulting and advising with the officers, directors or other representatives of the Company, the benefits that may be available to Harmon under the SERP or any other plan or program of the Company shall nonetheless be paid as and to the extent therein provided.

         Harmon shall be reimbursed by the Company for all reasonable expenses incurred as a consultant and advisor, including expenses for travel, communication, entertainment and similar items, upon presentation of itemized accounts of such expenditures.

         11. DISCRETION OF BOARD OF DIRECTORS. Notwithstanding any other term or provision of this Agreement to the contrary, nothing stated herein is intended to, nor shall it be construed, to abrogate, limit, alter or affect the authority, rights and privileges of the Board of Directors of the Company to remove Harmon as Corporate Secretary of the Company, without Cause, or during the term of this Agreement to elect as Corporate Secretary of the Company a person other than Harmon, as provided by the laws of the State of Iowa; provided, however, it is expressly agreed and understood that, in the event any one or any combination of such events occurs, unless Harmon is terminated for Cause as defined in Section 5(b) hereof, Harmon shall be entitled to terminate his employment for Good Reason (as defined in Section 5(c) hereof) and receive the benefits described in either Section 6(c) or Section 6(d) of this Agreement, as applicable, in consideration thereof.

         12. CONFIDENTIAL INFORMATION; RESTRICTIVE COVENANT. (a) During the period of his employment, Harmon shall hold in fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its subsidiaries, and their respective businesses, which shall have been obtained by Harmon during Harmon's employment by the Company or any of its subsidiaries and which shall not be or become public knowledge (other than by acts by Harmon or his representatives in violation of this Agreement). During a three (3) year period following termination of Harmon's employment with the Company, Harmon shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

         (b) While this Agreement remains in effect and Harmon is entitled to compensation or benefits pursuant to Sections 4 through 6 hereof (or, in the event of termination of his employment for Good Reason, for a period of three
(3) years thereafter), Harmon shall not directly or indirectly associate with, participate in or render service to, whether as an employee, officer, director, consultant, independent contractor or otherwise, any organization that is engaged in business in competition with the Company, and he shall not himself engage in any such business on his own account.

         (c) In the event of a demonstrated breach of this Section 12, the parties agree that the Company shall be entitled to seek equitable relief in a court of competent jurisdiction to prevent any anticipated continuing breach of the terms and conditions of this Section 12 and to secure the enforcement thereof. The foregoing remedy shall be exclusive and in lieu of any other remedy otherwise available to the Company under law.

     13. SUCCESSORS. (a) This Agreement is personal to Harmon and without the prior written consent of the Company shall not be assignable by Harmon otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Harmon's legal representatives.

         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         (c) The Company agrees and covenants to require (i) any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company through a Change of Control or otherwise, and, (ii) within its lawful power to do so, any party effecting or taking steps to accomplish a Change of Control, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or Change of Control had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     14. MISCELLANEOUS. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Iowa, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
If the Company, to Casey's General Stores, Inc., P. O. Box 3001, One Convenience Blvd., Ankeny, Iowa 50021, Attention: President; and if to Harmon, to his address appearing on the books of the Company, or to his residence, or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (d) The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (e) The Company's or Harmon's failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

         (f) This Agreement contains the entire understanding of the Company and Harmon with respect to the subject matter hereof. The Original Agreement between the Company and Harmon, as defined in the preambles hereof, is hereby terminated and shall be of no further force or effect.

         (g) No change, amendment or modification of this Agreement shall be valid unless the same be in writing and signed by the Company and Harmon.

         (h) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument with the same force and effect as if all the parties had executed the same document.

         IN WITNESS WHEREOF, the respective parties have caused this Agreement to be executed as of the day and year first above written.


                                       CASEY'S GENERAL STORES, INC.


                              By:      /s/ Ronald M. Lamb
                                       ------------------------------
                                       Ronald M. Lamb, President

ATTEST:


/s/ Eli J. Wirtz
------------------------------
Eli J. Wirtz, Assistant Secretary



                                       /s/ John G. Harmon
                                       ----------------------------
                                       John G. Harmon